ADTRAN Holdings, Inc. reports second quarter 2024 financial results

Huntsville, Alabama, USA. — August 05, 2024 — ADTRAN Holdings, Inc. (NASDAQ: ADTN and FSE: QH9) (“ADTRAN Holdings” or the “Company”) today announced its unaudited financial results for the second quarter of 2024.

•
Revenue: $226.0 million
•
Gross margin:
o
GAAP gross margin: 36.1%; Non-GAAP gross margin: 41.9%
•
Operating margin:
o
GAAP operating margin negative 17.0%; Non-GAAP operating margin positive 0.7%
•
Net Income (Loss):
o
GAAP net loss attributable to the Company: $49.9 million; Non-GAAP net loss attributable to the Company: $18.8 million
•
Earnings (Loss) per share:
o
GAAP diluted loss per share attributable to the Company: $0.63; Non-GAAP diluted loss per share attributable to the Company: $0.24.

ADTRAN Holdings’ Chairman and Chief Executive Officer Tom Stanton stated, "We had a solid second quarter, during which we saw improvements across all our major operating metrics, including profitability and working capital. During the quarter, we saw growth in our customer base across the U.S. and Europe as customers continue to adopt our latest fiber networking solutions”.

For the third quarter of 2024, the Company expects revenue in a range of $215.0 million to $235.0 million. Non-GAAP operating margin is expected in a range of -1.0% to +3.0%.

Furthermore, non-GAAP operating margin (which is calculated as non-GAAP operating loss divided by revenue) is a non-GAAP financial measure. The Company has provided third quarter guidance with regard to non-GAAP operating margin. This measure excludes from the corresponding GAAP financial measure the effect of adjustments as described below. The Company has not provided a reconciliation of such non-GAAP guidance to guidance presented on a GAAP basis because it cannot predict and quantify without unreasonable effort all of the adjustments that may occur during the period due to the difficulty of predicting the timing and amounts of various items within a reasonable range. In particular, non-GAAP operating margin excludes certain items, including continued restructuring and integration expenses that will continue to evolve as our business efficiency program is implemented, that the Company is unable to quantitatively predict. Depending on the materiality of these items, they could have a significant impact on the Company's GAAP financial results.

The Company will hold a conference call to discuss its second quarter results on Tuesday, August 06, 2024, at 9:30 a.m. Central Time, or 4:30 p.m. Central European Summer Time. The Company will webcast this conference call. To listen, simply visit our Investor Relations site at investors.adtran.com approximately 10 minutes prior to the start of the call, click on the event “ADTRAN Holdings Releases 2nd Quarter 2024 Financial Results and Earnings Call”, and click on the webcast link.

An online replay of the Company’s conference call, as well as the transcript of the Company's conference call, will be available on the Investor Relations site approximately 24 hours following the call and will remain available for at least 12 months. For more information, visit investors.adtran.com or email investor.relations@adtran.com.

Cautionary Note Regarding Forward-Looking Statements

Statements contained in this press release which are not historical facts, such as those relating to expectations regarding future revenues; ADTRAN Holdings ability to reduce its inventory levels; ADTRAN Holdings’ potential funding opportunities; and ADTRAN Holdings’

strategy and outlook, outlook and financial guidance, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can also generally be identified by the use of words such as “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “may,” “could” and similar expressions. In addition, ADTRAN Holdings, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such projections and other forward-looking information speak only as of the date hereof, and ADTRAN Holdings undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise, except to the extent as may be required by law. All such forward-looking statements are necessarily estimates and reflect management’s best judgment based upon current information. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which have caused and may in the future cause actual events or results to differ materially from those estimated by ADTRAN Holdings include, but are not limited to: (i) risks and uncertainties relating to ADTRAN Holdings’ ability to continue to reduce expenditures and the impact of such reductions on its financial results and financial condition; (ii) the risk of fluctuations in revenue due to lengthy sales and approval processes required by major and other service providers for new products, as well as ongoing tighter inventory management of ADTRAN Holdings’ customers ; (iii) risks and uncertainties relating to ongoing material weaknesses in our internal control over financial reporting; (iv) our ability to comply with the covenants set forth in our credit facility; (v) risks posed by potential breaches of information systems and cyber-attacks; (vi) the risk that ADTRAN Holdings may not be able to effectively compete, including through product improvements and development; and (vii) other risks set forth in ADTRAN Holdings’ public filings made with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2023, its Quarterly Report on Form 10-Q for the first quarter ended March 31, 2024, and risks to be disclosed in its Form 10-Q for the quarterly period ended March 31, 2024.

Explanation of Use of Non-GAAP Financial Measures

Set forth in the tables below are reconciliations of gross profit, gross margin, operating expenses, operating loss, other (expense) income, net loss inclusive of the non-controlling interest, net loss attributable to the Company, net income attributable to the non-controlling interest, and loss per share - basic and diluted, attributable to the Company, and net cash provided by (used in) operating activities, in each case as reported based on generally accepted accounting principles in the United States (“GAAP”), to non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP other expense, non-GAAP net loss inclusive of the non-controlling interest, non-GAAP net loss attributable to the Company, non-GAAP net income attributable to the non-controlling interest, non-GAAP loss per share - basic and diluted, attributable to the Company, respectively, and non-GAAP free cash flow. Such non-GAAP measures exclude acquisition-related expenses, amortization and adjustments (consisting of intangible amortization of backlog, developed technology, customer relationships, and trade names acquired in connection with business combinations and amortization of inventory fair value adjustments as well as legal and advisory fees related to a potential significant transaction), stock-based compensation expense, amortization of pension actuarial losses, deferred compensation adjustments, integration expenses, restructuring expenses, goodwill impairments, the tax effect of these adjustments to net loss and purchases of property, plant and equipment. These measures are used by management in our ongoing planning and annual budgeting processes. Additionally, we believe the presentation of these non-GAAP measures, when combined with the presentation of the most directly comparable GAAP financial measure, is beneficial to the overall understanding of ongoing operating performance of the Company.

These non-GAAP financial measures are not prepared in accordance with, or an alternative for, GAAP and therefore should not be considered in isolation or as a substitution for analysis of our results as reported under GAAP. Additionally, our calculation of non-GAAP measures may not be comparable to similar measures calculated by other companies.

About Adtran

ADTRAN Holdings, Inc. (NASDAQ: ADTN and FSE: QH9) is the parent company of Adtran, Inc., a leading global provider of open, disaggregated networking and communications solutions that enable voice, data, video and internet communications across any network infrastructure. From the cloud edge to the subscriber edge, Adtran empowers communications service providers around the world to manage and scale services that connect people, places and things. Adtran solutions are used by service providers, private enterprises, government organizations and millions of individual users worldwide. ADTRAN Holdings, Inc. is also the largest shareholder of Adtran Networks SE, formerly ADVA Optical Networking SE. Find more at Adtran, LinkedIn and Twitter.

Published by

ADTRAN Holdings, Inc.

www.adtran.com

For media

Gareth Spence

+44 1904 699 358

public.relations@adtran.com

For investors

Rhonda Lambert

investor@adtran.com

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	June 30,	December 31,
	2024	2023
Assets
Current Assets
Cash and cash equivalents	$111,185	$87,167
Accounts receivable, net	186,176	216,445
Other receivables	11,436	17,450
Income tax receivable	13,050	7,933
Inventory, net	287,860	362,295
Prepaid expenses and other current assets	58,612	45,566
Total Current Assets	668,319	736,856
Property, plant and equipment, net	134,578	123,020
Deferred tax assets	24,931	25,787
Goodwill	54,897	353,415
Intangibles, net	290,793	327,985
Other non-current assets	87,105	87,706
Long-term investments	30,159	27,743
Total Assets	$1,290,782	$1,682,512

Liabilities, Redeemable Non-Controlling Interest and Equity
Current Liabilities
Accounts payable	$158,550	$162,922
Unearned revenue	55,107	46,731
Accrued expenses and other liabilities	36,307	37,607
Accrued wages and benefits	37,520	27,030
Income tax payable, net	2,228	5,221
Total Current Liabilities	289,712	279,511
Non-current revolving credit agreement outstanding	190,273	195,000
Deferred tax liabilities	21,077	35,655
Non-current unearned revenue	26,584	25,109
Non-current pension liability	11,505	12,543
Deferred compensation liability	30,601	29,039
Non-current lease obligations	26,613	31,420
Other non-current liabilities	34,445	28,657
Total Liabilities	630,810	636,934
Redeemable Non-Controlling Interest	439,743	451,756
Equity
Common stock	791	790
Additional paid-in capital	802,737	795,304
Accumulated other comprehensive income	28,274	47,461
Retained deficit	(606,375)	(243,908)
Treasury stock	(5,198)	(5,825)
Total Equity	220,229	593,822
Total Liabilities, Redeemable Non-Controlling Interest and Equity	$1,290,782	$1,682,512

Condensed Consolidated Statements of Loss

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Revenue
Network Solutions	$179,194	$283,002	$360,467	$565,420
Services & Support	46,797	44,376	91,697	85,870
Total Revenue	225,991	327,378	452,164	651,290
Cost of Revenue
Network Solutions	124,457	216,960	250,783	436,090
Network Solutions - inventory write-down and other charges	143	—	8,925	—
Services & Support	19,816	17,865	38,626	34,839
Total Cost of Revenue	144,416	234,825	298,334	470,929
Gross Profit	81,575	92,553	153,830	180,361
Selling, general and administrative expenses	59,493	66,583	118,593	133,980
Research and development expenses	60,388	70,598	120,639	140,741
Goodwill impairment	—	—	292,583	—
Operating Loss	(38,306)	(44,628)	(377,985)	(94,360)
Interest and dividend income	366	358	763	662
Interest expense	(6,906)	(4,064)	(11,504)	(7,351)
Net investment gain	872	1,262	3,125	2,514
Other (expense) income, net	(901)	2,494	409	2,191
Loss Before Income Taxes	(44,875)	(44,578)	(385,192)	(96,344)
Income tax (expense) benefit	(2,136)	8,363	16,511	19,676
Net Loss	$(47,011)	$(36,215)	$(368,681)	$(76,668)
Less: Net Income attributable to non-controlling interest	2,854	2,882	5,734	2,512
Net Loss attributable to ADTRAN Holdings, Inc.	$(49,865)	$(39,097)	$(374,415)	$(79,180)

Weighted average shares outstanding – basic	78,852	78,366	78,803	78,364
Weighted average shares outstanding – diluted	78,852	78,366	78,803	78,364

Loss per common share attributable to ADTRAN Holdings, Inc. – basic	$(0.63)	$(0.50)	$(4.75)	$(1.01)
Loss per common share attributable to ADTRAN Holdings, Inc. – diluted	$(0.63)	$(0.50)	$(4.75)	$(1.01)

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Six Months Ended
	June 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(368,681)	$(76,668)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	45,156	67,467
Goodwill impairment	292,583	—
Amortization of debt issuance cost	1,013	291
Gain on investments, net	(2,867)	(4,530)
Net loss on disposal of property, plant and equipment	185	—
Stock-based compensation expense	7,793	8,103
Deferred income taxes	(13,684)	(31,962)
Other, net	(126)	130
Inventory write down - business efficiency program	4,135	—
Inventory reserves	3,722	20,885
Changes in operating assets and liabilities:
Accounts receivable, net	26,913	40,975
Other receivables	6,279	561
Income taxes receivable, net	(5,653)	—
Inventory	62,151	(6,920)
Prepaid expenses, other current assets and other assets	(14,731)	7,105
Accounts payable	(3,966)	(67,923)
Accrued expenses and other liabilities	19,152	110
Income taxes payable, net	(2,878)	6,216
Net cash provided by (used in) operating activities	56,496	(36,160)

Cash flows from investing activities:
Purchases of property, plant and equipment	(29,369)	(20,118)
Proceeds from sales and maturities of available-for-sale investments	956	2,074
Purchases of available-for-sale investments	(121)	(580)
Proceeds from beneficial interests in securitized accounts receivable	—	1,156
Net cash used in investing activities	(28,534)	(17,468)

Cash flows from financing activities:
Tax withholdings related to stock-based compensation settlements	(189)	(6,315)
Proceeds from stock option exercises	219	163
Dividend payments	—	(14,156)
Proceeds from receivables purchase agreement	68,556	—
Repayments on receivables purchase agreement	(66,399)	—
Proceeds from draw on revolving credit agreements	—	163,729
Repayment of revolving credit agreements	(5,000)	(49,155)
Payment of redemption of redeemable non-controlling interest	(25)	(1,202)
Payment of debt issuance cost	(1,994)	—
Repayment of notes payable	—	(24,885)
Net cash (used in) provided by financing activities	(4,832)	68,179

Net increase in cash and cash equivalents	23,130	14,551
Effect of exchange rate changes	888	1,099
Cash and cash equivalents, beginning of period	87,167	108,644
Cash and cash equivalents, end of period	$111,185	$124,294

Supplemental disclosure of cash financing activities:
Cash paid for interest	$6,554	$4,719
Cash paid for income taxes	$7,433	$—
Cash used in operating activities related to operating leases	$4,780	$5,082
Supplemental disclosure of non-cash investing activities:
Right-of-use assets obtained in exchange for lease obligations	$1,999	$515
Purchases of property, plant and equipment included in accounts payable	$1,059	$2,662

Supplemental Information

Reconciliation of Gross Profit and Gross Margin to

Non-GAAP Gross Profit and Non-GAAP Gross Margin

(Unaudited)

(In thousands)

	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Total Revenue	$225,991	$226,173	$327,378	$452,164	$651,290

Cost of Revenue	$144,416	$153,918	$234,825	$298,334	$470,929
Acquisition-related expenses, amortizations and adjustments(1)	(10,064)	(10,177)	(33,439)	(20,241)	(66,017)
Stock-based compensation expense	(280)	(275)	(335)	(555)	(575)
Restructuring expenses(2)	(2,788)	(11,247)	—	(14,035)	(76)
Integration expenses(3)	(35)	(35)	—	(70)	—
Non-GAAP Cost of Revenue	$131,249	$132,184	$201,051	$263,433	$404,261

Gross Profit	$81,575	$72,255	$92,553	$153,830	$180,361
Non-GAAP Gross Profit	$94,742	$93,989	$126,327	$188,731	$247,029

Gross Margin	36.1%	31.9%	28.3%	34.0%	27.7%
Non-GAAP Gross Margin	41.9%	41.6%	38.6%	41.7%	37.9%

(1) Includes intangible amortization of backlog, inventory fair value adjustments, developed technology, customer relationships, and trade names acquired in connection with business combinations.

(2) Includes expenses for restructuring program designed to optimize the assets and business processes following the business combination with Adtran Networks SE. These expenses include inventory write down and other charges of $8.9 million for the six months ended June 30, 2024, incurred as a result of a strategy shift which included discontinuance of certain product lines in connection with the Business Efficiency Program. The restructuring program commenced upon the closing of the business combination with Adtran Networks SE and is expected to be substantially completed in late 2024. Additionally, as part of the Business Efficiency Program, management determined to close a facility in Greifswald, Germany. These expenses include restructuring wage charges of $2.3 million for the three and six months ended June 30, 2024, respectively. The closure of the facility is expected to be completed by December 31, 2024.

(3) Includes expenses related to the Company's one-time integration bonus program in connection with synergy targets as a result of the business combination with Adtran Networks SE. Includes fees incurred for the expansion of internal controls at Adtran Networks SE and the implementation of the DPTLA.

Supplemental Information

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses

(Unaudited)

(In thousands)

	Three Months Ended						Six Months Ended
	June 30,		March 31,		June 30,		June 30,		June 30,
	2024		2024		2023		2024		2023
Operating Expenses	$119,881		$411,934		$137,181		$531,815		$274,721
Acquisition-related expenses, amortizations and adjustments	(7,233)	(1)	(4,881)	(6)	(4,398)	(11)	(12,114)	(15)	(8,982)	(19)
Stock-based compensation expense	(3,321)	(2)	(3,447)	(7)	(3,974)	(12)	(6,768)	(16)	(7,432)	(20)
Restructuring expenses	(14,742)	(3)	(5,862)	(8)	(5,868)	(13)	(20,604)	(17)	(8,229)	(21)
Integration expenses	(531)	(4)	(480)	(9)	(563)	(14)	(1,011)	(18)	(1,412)	(22)
Deferred compensation adjustments(5)	(848)		(1,940)		307		(2,788)		(87)
Goodwill impairment	—		(292,583)	(10)	—		(292,583)	(10)	—
Non-GAAP Operating Expenses	$93,206		$102,741		$122,685		$195,947		$248,579

(1) Includes $3.9M of intangible amortization of developed technology, customer relationships, and trade names acquired in connection with business combinations and $2.8 million of legal and advisory fees related to a potential strategic transaction which are both included in selling, general and administrative expenses and $0.5 million is included in research and development expenses on the condensed consolidated statements of loss.

(2) $2.4 million is included in selling, general and administrative expenses and $0.9 million is included in research and development expenses on the condensed consolidated statements of loss.

(3) $3.5 million is included in selling, general and administrative expenses and $11.3 million is included in research and development expenses on the condensed consolidated statements of loss. Includes expenses of $13.5 million of wage related and other charges due to the Greifswald facility closure of which $2.6 million is included in selling, general and administrative and $10.9 million is included in research and development expenses on the condensed consolidated statements of loss.

(4) $0.5 million is included in selling, general and administrative expenses on the condensed consolidated statements of loss, and is primarily related to the Company's one-time integration bonus program in connection with synergy targets as a result of the business combination with Adtran Networks SE.

(5) Includes non-cash change in fair value of equity investments held in the ADTRAN Holdings, Inc. Deferred Compensation Program for Employees, all of which is included in selling, general and administrative expenses on the condensed consolidated statement of loss.

(6) Includes intangible amortization of developed technology, customer relationships, and trade names acquired in connection with business combinations, of which $4.4 million is included in selling, general and administrative expenses and $0.5 million is included in research and development expenses on the condensed consolidated statements of loss.

(7) $2.5 million is included in selling, general and administrative expenses and $1.0 million is included in research and development expenses on the condensed consolidated statements of loss.

(8) $1.8 million is included in selling, general and administrative expenses and $4.1 million is included in research and development expenses on the condensed consolidated statements of loss.

(9) $0.5 million is included in selling, general and administrative expenses and $0.02 million is included in research and development expenses on the condensed consolidated statements of loss, and is primarily related to the Company's one-time integration bonus program in connection with synergy targets as a result of the business combination with Adtran Networks SE.

(10) Non-cash impairment of goodwill in our Network Solutions reporting unit, necessitated by factors such as a decrease in the Company's market capitalization, cautious service provider spending due to economic uncertainty and continued elevated customer inventory adjustments.

(11) Includes intangible amortization of developed technology, customer relationships, and trade names acquired in connection with business combinations, of which $3.9 million is included in selling, general and administrative expenses and $0.5 million is included in research and development expenses on the condensed consolidated statements of loss.

(12) $2.7 million is included in selling, general and administrative expenses and $1.3 million is included in research and development expenses on the condensed consolidated statements of loss.

(13) $1.4 million is included in selling, general and administrative expenses and $4.5 million is included in research and development expenses on the condensed consolidated statements of loss.

(14) $0.6 million is included in selling, general and administrative expenses on the condensed consolidated statements of loss. Includes fees relating to the expansion of internal controls at Adtran Networks SE and the implementation of the DPLTA.

(15) Includes intangible amortization of developed technology, customer relationships, and trade names acquired in connection with business combinations, of which $11.2 million is included in selling, general and administrative expenses and $0.9 million is included in research and development expenses on the condensed consolidated statements of loss.

(16) $4.9 million is included in selling, general and administrative expenses and $1.9 million is included in research and development expenses on the condensed consolidated statements of loss.

(17) $5.3 million is included in selling, general and administrative expenses and $15.3 million is included in research and development expenses on the condensed consolidated statements of loss. Includes expenses of $13.5 million of wage related and other charges due to the Greifswald facility closure of which $2.6 million is included in selling, general and administrative and $10.9 million is included in research and development expenses on the condensed consolidated statements of loss.

(18) $1.0 million is included in selling, general and administrative expenses and less than $0.1 million is included in research and development expenses on the condensed consolidated statements of loss, and is primarily related to the Company's one-time integration bonus program in connection with synergy targets as a result of the business combination with Adtran Networks SE.

(19) Includes intangible amortization of developed technology, customer relationships, and trade names acquired in connection with business combinations, of which $8.0 million is included in selling, general and administrative expenses and $1.0 million is included in research and development expenses on the condensed consolidated statements of loss.

(20) $5.1 million is included in selling, general and administrative expenses and $2.3 million is included in research and development expenses on the condensed consolidated statements of loss.

(21) $3.5 million is included in selling, general and administrative expenses and $4.7 million is included in research and development expenses on the condensed consolidated statements of loss.

(22) $1.4 million is included in selling, general and administrative expenses on the condensed consolidated statements of loss. Includes fees relating to the expansion of internal controls at Adtran Networks SE and the implementation of the DPLTA.

Supplemental Information

Reconciliation of Operating Loss to Non-GAAP Operating Income (Loss)

(Unaudited)

(In thousands)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30	June 30
	2024	2024	2023	2024	2023
Operating Loss	$(38,306)	$(339,679)	$(44,628)	$(377,985)	$(94,360)
Acquisition related expenses, amortizations and adjustments(1)	17,297	15,058	37,837	32,355	74,999
Stock-based compensation expense	3,601	3,722	4,309	7,323	8,007
Restructuring expenses(2)	17,530	17,110	5,868	34,640	8,305
Integration expenses(3)	566	514	563	1,080	1,412
Deferred compensation adjustments(4)	848	1,940	(307)	2,788	87
Goodwill impairment(5)	—	292,583	—	292,583	—
Non-GAAP Operating Income (Loss)	$1,536	$(8,752)	$3,642	$(7,216)	$(1,550)

(1) Includes intangible amortization of backlog, inventory fair value adjustments, developed technology, customer relationships, and trade names acquired in connection with business combinations.

(2) Includes expenses for restructuring program designed to optimize the assets and business processes following the business combination with Adtran Networks SE. These expenses include inventory write down and other charges incurred as a result of a strategic shift in certain product lines in connection with the restructuring program. Additionally, includes expenses related to the closure of the Greifswald facility.

(3) Includes expenses related to the Company's one-time integration bonus program in connection with synergy targets as a results of the business combination with Adtran Networks SE. Includes fees incurred for the expansion of internal controls at Adtran Networks SE and the implementation of the DPTLA.

(4) Includes non-cash change in fair value of equity investments held in the ADTRAN Holdings, Inc. Deferred Compensation Program for Employees, all of which is included in selling, general and administrative expenses on the condensed consolidated statement of loss.

(5) Non-cash impairment of goodwill in our Network Solutions reporting unit, necessitated by factors such as a decrease in the Company’s market capitalization, cautious service provider spending due to economic uncertainty and continued customer inventory adjustments.

Supplemental Information

Reconciliation of Other (Expense) Income to Non-GAAP Other Expense

(Unaudited)

(In thousands)

	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Interest and dividend income	$366	$397	$358	$763	$662
Interest expense	(6,906)	(4,598)	(4,064)	(11,504)	(7,351)
Net investment gain	872	2,253	1,262	3,125	2,514
Other (expense) income, net	(901)	1,310	2,494	409	2,191
Total Other (Expense) Income	$(6,569)	$(638)	$50	$(7,207)	$(1,984)
Deferred compensation adjustments (1)	(896)	(2,439)	(1,254)	(3,335)	(2,504)
Pension expense (2)	7	7	6	14	13
Non-GAAP Other Expense	$(7,458)	$(3,070)	$(1,198)	$(10,528)	$(4,475)

(1) Includes non-cash change in fair value of equity investments held in the ADTRAN Holdings, Inc. Deferred Compensation Program for Employees.

(2) Includes amortization of actuarial losses related to the Company's pension plan for employees in certain foreign countries.

Supplemental Information

Reconciliation of Net Loss inclusive of Non-Controlling Interest to

Non-GAAP Net (Loss) Income inclusive of Non-Controlling Interest

(Unaudited)

and

Reconciliation of Net Income attributable to Non-Controlling Interest to

Non-GAAP Net Income attributable to Non-Controlling Interest

(Unaudited)

and

Reconciliation of Net Loss attributable to ADTRAN Holdings, Inc. and

Loss per Common Share attributable to ADTRAN Holdings, Inc. – Basic and Diluted to

Non-GAAP Net Loss attributable to ADTRAN Holdings, Inc. and

Non-GAAP Loss per Common Share attributable to ADTRAN Holdings, Inc. – Basic and Diluted

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Net Loss attributable to ADTRAN Holdings, Inc.	$(49,865)	$(324,550)	$(39,097)	$(374,415)	$(79,180)
Plus: Net Income attributable to non-controlling interest (1)	2,854	2,880	2,882	5,734	2,512
Net Loss inclusive of non-controlling interest	$(47,011)	$(321,670)	$(36,215)	$(368,681)	$(76,668)
Acquisition related expenses, amortizations and adjustments	17,297	15,058	37,837	32,355	74,999
Stock-based compensation expense	3,601	3,722	4,309	7,323	8,007
Deferred compensation adjustments (2)	(48)	(499)	(1,561)	(547)	(2,417)
Pension adjustments (3)	7	7	6	14	13
Restructuring expenses	17,530	17,110	5,868	34,640	8,305
Integration expenses	566	514	563	1,080	1,412
Goodwill impairment	—	292,583	—	292,583	—
Tax effect of adjustments to net loss	(7,880)	(5,614)	(13,426)	(13,494)	(25,733)
Non-GAAP Net (Loss) Income inclusive of non-controlling interest	$(15,938)	$1,211	$(2,619)	$(14,727)	$(12,082)
Less: Non-GAAP Net Income attributable to non-controlling interest (1)	2,854	2,880	2,882	5,734	4,041
Non-GAAP Net Loss attributable to ADTRAN Holdings, Inc.	$(18,792)	$(1,669)	$(5,501)	$(20,461)	$(16,123)

GAAP Net Income attributable to non-controlling interest (1)	$2,854	$2,880	$2,882	$5,734	$2,512
Acquisition related expenses, amortizations and adjustments	—	—	—	—	1,457
Restructuring expenses	—	—	—	—	29
Integration expenses	—	—	—	—	6
Stock-based compensation expense	—	—	—	—	37
Non-GAAP Net Income attributable to non-controlling interest (1)	$2,854	$2,880	$2,882	$5,734	$4,041

Weighted average shares outstanding – basic	78,852	78,814	78,366	78,803	78,364
Weighted average shares outstanding – diluted	78,852	78,814	78,366	78,803	78,364

Loss per common share attributable to ADTRAN Holdings, Inc. – basic	$(0.63)	$(4.12)	$(0.50)	$(4.75)	$(1.01)
Loss per common share attributable to ADTRAN Holdings, Inc. – diluted	$(0.63)	$(4.12)	$(0.50)	$(4.75)	$(1.01)

Non-GAAP Loss per common share attributable to ADTRAN – basic	$(0.24)	$(0.02)	$(0.07)	$(0.26)	$(0.21)
Non-GAAP Loss per common share attributable to ADTRAN – diluted	$(0.24)	$(0.02)	$(0.07)	$(0.26)	$(0.21)

(1) Represents the non-controlling interest portion of the Company's ownership of Adtran Networks SE pre-DPLTA and the annual recurring compensation earned by redeemable non-controlling interests and accrued by the Company post-DPLTA.

(2) Includes non-cash change in fair value of equity investments held in deferred compensation plans offered to certain employees.

(3) Includes amortization of actuarial losses related to the Company's pension plan for employees in certain foreign countries.

Supplemental Information

Reconciliation of Net Cash Provided By (Used In) Operating Activities to Free Cash Flow

(Unaudited)

(In thousands)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023
Net Cash provided by (used in) operating activities	$19,898	$36,598	$(16,234)	$56,496	$(36,160)
Purchases of property, plant and equipment	(15,995)	(13,374)	(11,679)	(29,369)	(20,118)
Free cash flow	$3,903	$23,224	$(27,913)	$27,127	$(56,278)